EXHIBIT 32.1

Certification of Chief Executive Officer
 and Chief Financial and Accounting Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of KMRB Acquisition Corp., (the “Company”) on Form 10-Q for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Kistler, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

KMRB ACQUISTION CORP.

Date: August 7, 2013	By:	/s/ Brian Kistler
Chief Executive Officer Chief Financial Officer Chief Accounting Officer